                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


            Addendum to Prospectus Supplement Dated February 24, 2006


                                                   Dated: June 15, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
                    ----------------------------------------

Initial Interest Rate for the Bonds purchased during the latter half of June 2006 (June 15-30) are:

4-Year Floating Rate LIBOR Bond     5.4375%
10-Year Floating Rate LIBOR Bond    5.5375%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:


Applicable LIBOR        +    Number of basis points set by    =   Initial Interest Rate:
for June 15-30, 2006:        State of Israel at beginning         ---------------------
--------------------         of this sales period:
                             --------------------

5.4375%                      0 basis points                       5.4375%


10-Year Floating Rate LIBOR Bond:

Applicable LIBOR        +    Number of basis points set by    =   Initial Interest Rate:
for June 15-30, 2006:        State of Israel at beginning         ---------------------
--------------------         of this sales period:
                             --------------------

5.4375%                      10 basis points                      5.5375%

5-Year Floating Rate LIBOR Bond is not available during this sales period .

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. Bonds purchased during the semi-monthly sales period of June 15, 2006 to June 30, 2006 will receive the rate and spread in effect for that sales period. A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.